EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Stephen Trundle, President and Chief Executive Officer (Principal Executive Officer) of Alarm.com Holdings, Inc. (the “Company”) and Jennifer Moyer, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his or her knowledge based upon a review of the quarterly report:

(1)
The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stephen Trundle
Date: August 14, 2015	Stephen Trundle
President and Chief Executive Officer (Principal Executive Officer)

/s/ Jennifer Moyer
Date: August 14, 2015	Jennifer Moyer
Chief Financial Officer (Principal Financial and Accounting Officer)
This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not incorporated by reference into any filing of Alarm.com Holdings, Inc. under the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.